INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-10150 of The Dial Corp on Form S-8 of our report dated June 8, 1994, appearing in this Annual Report on Form 11-K of the Dial Consumer Products Group 401(k) Plan for the year ended December 31, 1993.



/s/Deloitte & Touche
DELOITTE & TOUCHE

Phoenix, Arizona
June 24, 1994





                                Exhibit 24.1